EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his/her capacity as an officer of Southern Missouri Bancorp, Inc. (the "Company"), that the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2022 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

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Date: March 21, 2023	By:	/s/ Greg A. Steffens
Greg A. Steffens
Chairman and Chief Executive Office
(Principal Executive Officer)
Date: March 21, 2023	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer
(Principal Financial Officer)

Date: March 21, 2023	By:	/s/ Lora L. Daves
Lora L. Daves
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)